Exhibit 99.1

PENN Entertainment to Pursue Four New Growth Projects, Including
the Land-based Relocations of Hollywood Casinos in Aurora and Joliet (Illinois) and New Hotels at Hollywood Casino Columbus (Ohio) and the M Resort (Nevada)

Company to Amend Master Lease with Gaming and Leisure Properties to Facilitate and Fund up to $575 Million of the Approximately $850 Million Overall Project Budget

WYOMISSING, PA (October 10, 2022) -- PENN Entertainment, Inc. (“PENN” or the “Company”) (Nasdaq: PENN) announced today that it intends to relocate its riverboat casinos in Aurora and Joliet, Illinois to new land-based facilities and to build a new hotel at Hollywood Columbus in Ohio and a second hotel tower at the M Resort in Henderson, Nevada.

Jay Snowden, Chief Executive Officer and President of PENN Entertainment, commented: “We are delighted to announce these exciting new growth projects, which we expect will generate strong free cash flow returns and create long-term value for our shareholders. Our casino properties remain at the core of our omni-channel approach to entertainment, which combines best-in-class retail operations and a database of more than 26 million mychoice members with a rapidly growing interactive and media footprint.

“Since the change in law to permit land-side casino relocation in Illinois, we have been exploring the viability of relocating our aging riverboats in Aurora and Joliet. Thanks to the support of our local community leaders, in particular the visionary leadership of Mayor Richard Irvin and his staff in Aurora, we are very excited to be moving forward with these projects,” said Mr. Snowden.

“Our plan for Aurora is to construct a modern, best-in-class casino and hotel in an ideal location off I-88 that will allow us to serve the millions of visitors to the adjacent Simon Premium Outlet Mall,” said Mr. Snowden. The Aurora development will include the transfer of certain parcels of land from the city, and up to $50 million of the project will be funded by the city through a new bond issuance, all of which is subject to final approval by the Aurora City Council. “In Joliet, our planned casino will be located in the Rock Run Crossings development mixed use project in close proximity to the I-80 and I-55 interchange, which offers exceptional visibility and accessibility. These two projects will significantly improve our offerings in the highly attractive Chicagoland market while creating hundreds of new full-time jobs for the local communities,” continued Mr. Snowden.

“We are also pleased to announce the expansion of our offerings at two of our best performing properties – Hollywood Casino Columbus in Ohio and the M Resort in Henderson, Nevada, subject to municipal approvals,” said Mr. Snowden. “Since opening in 2012, our Columbus property has experienced tremendous growth, and the addition of a hotel at the property will create a true regional destination. At the M Resort, the addition of a second tower will benefit from the strong demand in the Henderson locals market while providing additional capacity for the group business that is drawn to our market-leading resort and amenities, including our highly successful partnership with the Las Vegas Raiders,” said Mr. Snowden.

In connection with these projects, PENN has entered into an agreement with Gaming and Leisure Properties, Inc. (“GLPI”) (Nasdaq: GLPI) to create a new master lease that would include the two new facilities in Aurora and Joliet, in addition to Hollywood Columbus (OH), Hollywood Toledo (OH), the M Resort (NV), the Meadows (PA) and Hollywood Perryville (MD). Pursuant to this agreement, GLPI will provide up to $225 million at a 7.75% cap rate for the Aurora project. With respect to the Columbus, Joliet and M Resort projects, PENN may elect to receive up to $350 million of funding in the aggregate from GLPI for real property improvements at then-current market rates, which will incorporate a spread to GLPI’s cost of capital. Additional details on the new master lease, which will be effective on January 1, 2023, are included in the Company’s 8-K filing which is available at www.pennentertainment.com.

“The overall estimated budget for these new growth projects is approximately $850 million,” said Mr. Snowden. “With the ability to access attractive financing from GLPI covering up to $575 million of the anticipated costs, along with up to $50 million from the City of Aurora, subject to final approvals, we have the opportunity to pursue these high growth projects while preserving our cash position and leverage profile,” concluded Mr. Snowden.

Aurora Development Project

PENN intends to develop a new land-based casino and hotel adjacent to the Chicago Premium Outlets mall, near Exit 119 off I-88 in Aurora, which would replace the current Hollywood Casino Aurora riverboat property. The development, with an estimated budget of $360 million, is expected to include a modern, best-in-class casino and hotel with approximately 900 slots and 50 live table games (including a baccarat room and a poker room), a Barstool Sportsbook with the ability to host popular Barstool personalities and approximately 200 hotel rooms. In addition, the property will feature a full-service spa, high-quality bars and restaurants, approximately 10,000 square feet of meeting areas and an event center. Construction of the new property is expected to begin in late 2023, subject to city and regulatory approval.

Joliet Development Project

PENN intends to develop a new land-based casino as part of the Rock Run Crossings development project in Joliet, which is adjacent to the I-80 and I-55 interchange and several miles from the current Hollywood Casino Joliet riverboat property which it would replace. The project, with an estimated budget of $185 million, is expected to include a modern, best-in-class casino with approximately 800 slots and 45 live table games (including a baccarat room), a Barstool Sportsbook, high quality bars and restaurants, approximately 10,000 square feet of meeting areas and an event center. Construction of the new property is expected to begin in late 2023, subject to regulatory approval.

Hollywood Columbus Hotel Development

PENN is planning to construct a new hotel at Hollywood Columbus. The project, with an estimated budget of approximately $100 million, is expected to include 180 rooms and new food and beverage offerings. The hotel will be attached to the existing property and will add approximately 100 permanent new jobs, along with hundreds of temporary construction jobs. Construction of the new property is expected to begin in late 2023, subject to regulatory approval.

M Resort Hotel Tower Development

PENN is planning the addition of a second hotel tower at M Resort in Henderson, Nevada. This project, with an estimated budget of $206 million, would add approximately 384 rooms to the Company’s property south of the Las Vegas Strip bringing its total to 774 rooms and suites. Along with the rooms, there will be expanded meeting space, updated amenities and additional local partnerships that will be announced at a later date.

About PENN Entertainment

PENN Entertainment, Inc. (Nasdaq: PENN) is North America’s leading provider of integrated entertainment, sports content and casino gaming experiences. PENN operates 43 properties in 20 states, online sports betting in 14 jurisdictions and iCasino in five under a portfolio of well-recognized brands including Hollywood Casino®, L’Auberge®, Barstool Sportsbook® and theScore Bet®. PENN’s highly differentiated strategy, which is focused on organic cross-sell opportunities, is reinforced by its investments in market-leading retail casinos, sports media assets, owned technology, including a state-of-the-art, fully integrated digital sports and online casino betting platform, and an in-house iCasino content studio. The Company’s portfolio is further bolstered by its industry-leading mychoice customer loyalty program, which offers its over 26 million members a unique set of rewards and experiences across business channels. PENN is deeply committed to fostering a culture that welcomes a diverse set of customers and dedicated team members. The Company has been consistently ranked in the top two as “Employer of First Choice” over the last nine years in the Bristol Associates-Spectrum Gaming’s Executive Satisfaction Survey. In addition, as a long-standing good corporate citizen, PENN is also committed to being a trusted and valued member of its communities and a responsible steward of our finite natural resources.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified using forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: the expected benefits and potential challenges of development projects in Aurora and Joliet, Illinois, Columbus, Ohio and Henderson, Nevada and the transaction with Gaming and Leisure Properties, Inc.; the rapid growth of our interactive and media footprint; and the timing, cost and expected impact of planned capital expenditures on the Company's results of operations.

Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: our ability to secure state and local permits and regulatory approvals necessary for the proposed projects; construction factors, including delays, unexpected remediation costs, and increased cost of labor and materials; the passage of state, federal or local legislation (including referenda) that would expand, restrict, further tax, prevent or negatively impact operations in or adjacent to the jurisdictions in which we do or seek to do business; the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; the activities of our competitors and the emergence of new competitors; the timing, cost and expected impact of product and technology investments, including with respect to the growth of our interactive and media footprint; and additional risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, subsequent Quarterly Reports on Form 10-

Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

Felicia Hendrix
Chief Financial Officer
PENN Entertainment
610-373-2400

Joseph N. Jaffoni, Richard Land
JCIR
212-835-8500 or penn@jcir.com

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